Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Cynthia Belak
Corporate Communications
203.338.4258
Cynthia.Belak@peoples.com

FOR IMMEDIATE RELEASE

July 20, 2017

People’s United Financial Reports Second Quarter Net Income of $69.3 Million, or $0.19 Per Common Share

Results Include Merger-Related Expenses of $24.8 Million ($16.8 Million After-Tax), or $0.05 Per Common Share

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $69.3 million, or $0.19 per common share, for the second quarter of 2017, compared to $68.5 million, or $0.23 per common share, for the second quarter of 2016, and $70.8 million, or $0.22 per common share, for the first quarter of 2017.

Included in this quarter’s results were merger-related expenses of $24.8 million ($16.8 million after-tax), or $0.05 per common share, compared to $1.2 million ($0.8 million after-tax), or less than $0.01 per common share, for the first quarter of 2017.

The Company’s Board of Directors declared a $0.1725 per common share quarterly dividend payable August 15, 2017 to shareholders of record on August 1, 2017. Based on the closing stock price on July 19, 2017, the dividend yield on People’s United Financial common stock is 3.9 percent.

“The Company’s strong second quarter results reflect our ongoing commitment to deliver exceptional service to clients and profitable growth to shareholders,” commented Jack Barnes, President and Chief Executive Officer. “Operating earnings of $82.6 million increased 21 percent from the prior year quarter. The quarter benefited from the Suffolk acquisition and continued net interest margin expansion resulting from higher yields on new business and repricing of floating rate loans. Additionally, we achieved further improvement in operating leverage, organic loan growth and sustained exceptional asset quality across our diverse portfolio of businesses. We are pleased with the Company’s performance in the quarter and remain optimistic about opportunities in the second half of the year.”

Barnes continued, “The integration of Suffolk has progressed extremely well. The outstanding efforts of our experienced teams provided a seamless transition for clients. We successfully completed the core system conversion in early May and are on track to realize projected year one cost saves. The economics of the transaction remain positive and we look forward to taking advantage of the revenue synergies created by this combination to further enhance earnings.”

People’s United Financial, Inc. Reports 2Q Earnings

Barnes concluded, “We were excited to announce the all-cash acquisition of LEAF Commercial Capital, one of the largest independent commercial equipment finance companies in the U.S. The addition of LEAF will diversify our equipment finance portfolio into the small-ticket leasing segment and enable us to leverage their highly scalable, tech-enabled origination platform. At closing, our equipment finance units will have approximately $4 billion of assets and rank as the sixteenth largest bank-owned equipment finance entity in the country. The transaction is financially compelling and will be immediately accretive to earnings.”

“Executing on revenue producing initiatives is a key focus of the Company,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “As such, we are pleased total revenues grew 13 percent from the prior year quarter. Growth was attributable to increases in both net interest income and non-interest income. Net interest income benefited from the net interest margin widening 14 basis points compared to the most recent quarter. Higher revenues along with our constant oversight of expenses produced an efficiency ratio of 58.4 percent and helped generate an operating return on average tangible common equity of 10.9 percent.”

Rosato concluded, “Period-end loan and deposit balances increased 26 percent and 17 percent, respectively, on an annualized basis from the end of the first quarter largely due to the addition of Suffolk. Loan growth also benefited from a rebound in mortgage warehouse lending balances and solid organic growth in the commercial real estate portfolio. On an average balance basis, both loans and deposits increased 28 percent annualized for the quarter. In our wealth management business, discretionary assets grew 12 percent annualized during the quarter primarily due to market performance and net client inflows.”

At June 30, 2017, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 10.1 percent and 12.6 percent, respectively, and the tangible common equity ratio stood at 7.5 percent. For People’s United Bank, N.A., common equity tier 1 capital and total risk-based capital ratios were 11.3 percent and 13.3 percent, respectively, at June 30, 2017.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.09 percent in the second quarter of 2017, an increase from both 0.03 percent in the first quarter of 2017 and 0.07 percent in the second quarter of 2016. For the originated loan portfolio, non-performing loans equaled 0.60 percent of loans at June 30, 2017, an increase from both 0.55 percent at March 31, 2017 and 0.56 percent at June 30, 2016.

Return on average assets of 0.65 percent for the second quarter of 2017 was a decrease from 0.70 percent in both the first quarter of 2017 and second quarter of 2016. Return on average tangible common equity of 8.7 percent in the second quarter of 2017 was a decrease from both 9.6 percent in the first quarter of 2017 and 10.1 percent in the second quarter of 2016. Returns in the second quarter of 2017 were impacted by merger-related expenses. On an operating basis, return on average assets was 0.77 percent and return on average tangible common equity was 10.9 percent.

People’s United Financial, Inc., a diversified financial services company with $43 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

— more —

People’s United Financial, Inc. Reports 2Q Earnings

2Q 2017 Financial Highlights

Summary

•	Net income totaled $69.3 million, or $0.19 per common share.

•	Net income available to common shareholders totaled $65.8 million.

•	Operating earnings totaled $82.6 million, or $0.24 per common share (see page 16).

•	Net interest income totaled $274.9 million in 2Q17 compared to $248.6 million in 1Q17.

•	Net interest margin increased 14 basis points from 1Q17 to 2.96% reflecting:

•	Higher yields on the loan portfolio (increase of 15 basis points).

•	Higher yield on the securities portfolio (increase of three basis points).

•	One additional calendar day in 2Q17 (increase of two basis points).

•	Higher rates on deposits and borrowings (decrease of six basis points).

•	Provision for loan losses totaled $7.1 million.

•	Net loan charge-offs totaled $6.8 million.

•	Net loan charge-off ratio of 0.09% in 2Q17.

•	Non-interest income was $91.6 million in 2Q17 compared to $84.7 million in 1Q17.

•	Commercial banking lending fees increased $3.3 million.

•	Bank service charges increased $1.5 million.

•	Bank-owned life insurance increased $1.1 million.

•	Insurance revenue decreased $1.6 million, reflecting the seasonality of commercial insurance renewals.

•	At June 30, 2017, assets under administration, which are not reported as assets of People’s United Financial, totaled $22.9 billion, of which $8.5 billion are under discretionary management, compared to $22.0 billion and $8.2 billion, respectively, at March 31, 2017.

•	Non-interest expense totaled $257.3 million in 2Q17 compared to $226.1 million in 1Q17.

•	Operating non-interest expense totaled $232.5 million in 2Q17 (see page 16).

•	Compensation and benefits expense, excluding $3.4 million of merger-related expenses in 2Q17, increased $1.0 million, primarily reflecting additional employees resulting from the Suffolk acquisition.

•	Professional and outside services expense, excluding $10.8 million and $0.7 million of merger-related expenses in 2Q17 and 1Q17, respectively, increased $2.5 million.

•	Other non-interest expense in 2Q17 includes $10.6 million of merger-related expenses.

•	The efficiency ratio was 58.4% in 2Q17 compared to 59.4% in 1Q17 (see page 16).

•	The effective income tax rate was 32.1% for 2Q17 and 31.6% for the first six months of 2017, compared to 31.4% for the full-year of 2016.

— more —

People’s United Financial, Inc. Reports 2Q Earnings

Commercial Banking

•	Commercial loans totaled $22.8 billion at June 30, 2017, an increase of $1.7 billion from March 31, 2017.

•	Organic loan growth of 7% annualized.

•	The mortgage warehouse portfolio increased $366 million from March 31, 2017.

•	Average commercial loans totaled $22.6 billion in 2Q17, an increase of $1.7 billion from 1Q17.

•	The average mortgage warehouse portfolio increased $172 million from 1Q17.

•	Commercial deposits totaled $11.3 billion at June 30, 2017 compared to $10.5 billion at March 31, 2017.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.62% at June 30, 2017 compared to 0.57% at March 31, 2017.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $144.8 million at June 30, 2017 compared to $130.4 million at March 31, 2017.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.94% at both June 30, 2017 and March 31, 2017.

•	The originated commercial allowance for loan losses represented 151% of originated non-performing commercial loans at June 30, 2017 compared to 165% at March 31, 2017.

Retail Banking

•	Residential mortgage loans totaled $6.7 billion at June 30, 2017, an increase of $200 million from March 31, 2017.

•	Organic loan growth of 2% annualized.

•	Average residential mortgage loans totaled $6.7 billion in 2Q17, an increase of $319 million from 1Q17.

•	Home equity loans totaled $2.1 billion at June 30, 2017, an increase of $40 million from March 31, 2017.

•	Organic loan growth of 3% annualized.

•	Average home equity loans totaled $2.1 billion in 2Q17, an increase of $25 million from 1Q17.

•	Retail deposits totaled $20.5 billion at June 30, 2017 compared to $20.0 billion at March 31, 2017.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.48% at June 30, 2017 compared to 0.41% at March 31, 2017.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.79% at June 30, 2017 compared to 0.76% at March 31, 2017.

— more —

People’s United Financial, Inc. Reports 2Q Earnings

Conference Call

On July 20, 2017, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisition of Suffolk Bancorp effective April 1, 2017. Accordingly, Suffolk’s results of operations are included beginning with the effective date, and prior period results have not been restated to include Suffolk.

	Three Months Ended
(dollars in millions, except per common share data)	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Earnings Data:
Net interest income (fully taxable equivalent)	$285.2	$258.1	$255.2	$254.2	$247.7
Net interest income	274.9	248.6	246.8	245.3	240.0
Provision for loan losses	7.1	4.4	7.7	8.4	10.0
Non-interest income	91.6	84.7	84.2	90.8	85.4
Non-interest expense (1)	257.3	226.1	217.2	221.4	212.9
Income before income tax expense	102.1	102.8	106.1	106.3	102.5
Net income	69.3	70.8	75.9	73.7	68.5
Net income available to common shareholders (1)	65.8	67.3	74.1	73.7	68.5

Selected Statistical Data:
Net interest margin (2)	2.96%	2.82%	2.78%	2.80%	2.79%
Return on average assets (1), (2)	0.65	0.70	0.75	0.73	0.70
Return on average common equity (2)	4.8	5.5	6.1	6.1	5.7
Return on average tangible common equity (1), (2)	8.7	9.6	10.7	10.7	10.1
Efficiency ratio (1)	58.4	59.4	59.3	59.9	60.4

Common Share Data:
Basic and diluted earnings per common share (1)	$0.19	$0.22	$0.24	$0.24	$0.23
Dividends paid per common share	0.1725	0.17	0.17	0.17	0.17
Common dividend payout ratio (1)	88.6%	78.3%	69.8%	70.1%	75.4%
Book value per common share (end of period)	$16.18	$15.94	$15.85	$15.99	$15.91
Tangible book value per common share (end of period) (1)	8.99	9.07	8.92	9.18	9.07
Stock price:
High	18.21	19.85	20.13	16.40	16.68
Low	16.44	17.47	15.28	14.22	13.80
Close (end of period)	17.66	18.20	19.36	15.82	14.66
Common shares (end of period) (in millions)	337.51	310.51	308.97	304.02	303.55
Weighted average diluted common shares (in millions)	338.51	311.08	306.23	303.24	302.48

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

People’s United Financial completed its acquisition of Suffolk Bancorp effective April 1, 2017. Accordingly, Suffolk’s results of operations are included beginning with the effective date, and prior period results have not been restated to include Suffolk.

	Six Months Ended June 30,
(dollars in millions, except per common share data)	2017	2016
Earnings Data:
Net interest income (fully taxable equivalent)	$543.3	$495.1
Net interest income	523.5	480.1
Provision for loan losses	11.5	20.5
Non-interest income	176.3	167.7
Non-interest expense (1)	483.4	430.2
Income before income tax expense	204.9	197.1
Net income	140.1	131.4
Net income available to common shareholders (1)	133.1	131.4

Selected Statistical Data:
Net interest margin (2)	2.90%	2.81%
Return on average assets (1), (2)	0.68	0.67
Return on average common equity (2)	5.1	5.5
Return on average tangible common equity (1), (2)	9.1	9.8
Efficiency ratio (1)	58.9	61.5

Common Share Data:
Basic and diluted earnings per common share (1)	$0.41	$0.43
Dividends paid per common share	0.3425	0.3375
Common dividend payout ratio (1)	83.4%	77.9%
Book value per common share (end of period)	$16.18	$15.91
Tangible book value per common share (end of period) (1)	8.99	9.07
Stock price:
High	19.85	16.68
Low	16.44	13.62
Close (end of period)	17.66	14.66
Common shares (end of period) (in millions)	337.51	303.55
Weighted average diluted common shares (in millions)	324.89	302.17

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

People’s United Financial completed its acquisition of Suffolk Bancorp effective April 1, 2017. Accordingly, Suffolk’s results of operations are included beginning with the effective date, and prior period results have not been restated to include Suffolk.

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Financial Condition Data:
Total assets	$43,023	$40,230	$40,610	$40,692	$40,150
Loans	31,611	29,687	29,745	29,368	29,038
Securities	6,880	6,424	6,738	7,046	6,785
Short-term investments	216	392	182	373	364
Allowance for loan losses	232	231	229	226	220
Goodwill and other acquisition-related intangible assets	2,426	2,136	2,142	2,070	2,076
Deposits	31,815	30,506	29,861	29,656	28,999
Borrowings	4,086	3,183	4,057	4,437	4,563
Notes and debentures	907	904	1,030	1,054	1,058
Stockholders’ equity	5,704	5,195	5,142	4,862	4,830
Total risk-weighted assets (1):
People’s United Financial, Inc.	32,169	30,229	30,540	30,451	30,267
People’s United Bank, N.A.	32,124	30,202	30,489	30,415	30,232
Non-performing assets (2)	198	183	167	180	182
Net loan charge-offs	6.8	2.4	4.7	2.5	5.1

Average Balances:
Loans	$31,400	$29,355	$29,346	$29,107	$28,558
Securities (3)	6,728	6,831	7,074	6,873	6,699
Short-term investments	355	371	308	361	298
Total earning assets	38,483	36,557	36,728	36,341	35,555
Total assets	42,666	40,317	40,623	40,304	39,422
Deposits	32,024	29,923	29,773	29,437	29,079
Borrowings	3,502	3,709	4,148	4,296	3,895
Notes and debentures	907	966	1,045	1,056	1,049
Total funding liabilities	36,433	34,598	34,966	34,789	34,023
Stockholders’ equity	5,696	5,166	5,039	4,841	4,795

Ratios:
Net loan charge-offs to average total loans (annualized)	0.09%	0.03%	0.06%	0.04%	0.07%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.67	0.63	0.57	0.63	0.64
Originated allowance for loan losses to:
Originated loans (2)	0.77	0.77	0.77	0.76	0.75
Originated non-performing loans (2)	128.1	140.9	150.6	142.0	135.3
Average stockholders’ equity to average total assets	13.4	12.8	12.4	12.0	12.2
Stockholders’ equity to total assets	13.3	12.9	12.7	11.9	12.0
Tangible common equity to tangible assets (4)	7.5	7.4	7.2	7.2	7.2
Total risk-based capital (1):
People’s United Financial, Inc.	12.6	12.7	12.5	11.5	11.5
People’s United Bank, N.A.	13.3	13.4	13.3	12.8	12.8

(1)	June 30, 2017 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	June 30,	March 31,	Dec. 31,	June 30,
(in millions)	2017	2017	2016	2016
Assets
Cash and due from banks	$455.9	$380.8	$432.4	$343.9
Short-term investments	216.3	392.2	181.7	363.9

Total cash and cash equivalents	672.2	773.0	614.1	707.8

Securities:
Trading account securities, at fair value	7.8	7.8	6.8	6.8
Securities available for sale, at fair value	3,682.3	3,772.1	4,409.9	4,711.8
Securities held to maturity, at amortized cost	2,875.6	2,324.0	2,005.4	1,749.4
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	314.3	319.6	315.8	317.4

Total securities	6,880.0	6,423.5	6,737.9	6,785.4

Loans held for sale	26.5	17.1	39.3	61.4

Loans:
Commercial real estate	11,164.2	10,225.3	10,247.3	10,011.3
Commercial and industrial	8,709.7	7,918.3	8,125.1	8,066.1
Equipment financing	2,918.3	2,969.5	3,032.5	3,005.9

Total Commercial Portfolio	22,792.2	21,113.1	21,404.9	21,083.3

Residential mortgage	6,687.7	6,487.7	6,216.7	5,789.0
Home equity and other consumer	2,131.3	2,086.5	2,123.3	2,166.0

Total Retail Portfolio	8,819.0	8,574.2	8,340.0	7,955.0

Total loans	31,611.2	29,687.3	29,744.9	29,038.3
Less allowance for loan losses	(231.6)	(231.3)	(229.3)	(220.4)

Total loans, net	31,379.6	29,456.0	29,515.6	28,817.9

Goodwill and other acquisition-related intangible assets	2,426.2	2,135.8	2,142.1	2,076.1
Bank-owned life insurance	404.7	348.8	349.1	346.8
Premises and equipment	270.2	239.4	244.5	249.5
Other assets	963.8	836.0	967.2	1,105.1

Total assets	$43,023.2	$40,229.6	$40,609.8	$40,150.0

Liabilities
Deposits:
Non-interest-bearing	$7,566.4	$6,669.5	$6,660.8	$6,226.8
Savings	4,668.6	4,451.7	4,397.7	4,292.3
Interest-bearing checking and money market	14,887.0	14,813.9	14,260.1	13,747.9
Time	4,692.7	4,570.6	4,542.2	4,732.1

Total deposits	31,814.7	30,505.7	29,860.8	28,999.1

Borrowings:
Federal Home Loan Bank advances	3,130.8	2,160.4	3,061.1	3,562.4
Federal funds purchased	629.0	613.0	617.0	680.0
Customer repurchase agreements	324.0	327.7	343.3	320.8
Other borrowings	2.3	81.9	35.4	—

Total borrowings	4,086.1	3,183.0	4,056.8	4,563.2

Notes and debentures	906.5	903.9	1,030.1	1,058.2
Other liabilities	512.4	442.0	520.2	699.8

Total liabilities	37,319.7	35,034.6	35,467.9	35,320.3

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	—
Common stock	4.3	4.1	4.0	3.9
Additional paid-in capital	5,965.0	5,472.7	5,446.1	5,350.4
Retained earnings	967.8	960.9	949.3	905.8
Unallocated common stock of Employee Stock Ownership Plan, at cost	(141.0)	(142.8)	(144.6)	(148.1)
Accumulated other comprehensive loss	(174.6)	(181.9)	(195.0)	(120.3)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.0)	(1,162.0)

Total stockholders’ equity	5,703.5	5,195.0	5,141.9	4,829.7

Total liabilities and stockholders’ equity	$43,023.2	$40,229.6	$40,609.8	$40,150.0

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Interest and dividend income:
Commercial real estate	$105.3	$88.6	$86.8	$85.7	$85.3
Commercial and industrial	74.1	64.6	65.0	66.9	62.8
Equipment financing	31.5	31.6	31.8	32.8	33.0
Residential mortgage	52.3	49.3	47.0	45.7	43.8
Home equity and other consumer	19.9	18.4	18.1	18.4	18.4

Total interest on loans	283.1	252.5	248.7	249.5	243.3
Securities	37.9	37.0	36.9	34.2	34.7
Loans held for sale	0.1	0.3	0.3	0.4	0.2
Short-term investments	0.9	0.7	0.4	0.4	0.3

Total interest and dividend income	322.0	290.5	286.3	284.5	278.5

Interest expense:
Deposits	30.9	27.1	25.1	25.2	25.4
Borrowings	8.9	7.3	6.4	6.1	5.3
Notes and debentures	7.3	7.5	8.0	7.9	7.8

Total interest expense	47.1	41.9	39.5	39.2	38.5

Net interest income	274.9	248.6	246.8	245.3	240.0
Provision for loan losses	7.1	4.4	7.7	8.4	10.0

Net interest income after provision for loan losses	267.8	244.2	239.1	236.9	230.0

Non-interest income:
Bank service charges	25.0	23.5	24.2	25.3	24.7
Investment management fees	16.3	16.0	14.2	11.6	11.4
Commercial banking lending fees	11.5	8.2	7.2	7.1	9.2
Operating lease income	11.0	10.2	9.5	11.2	10.1
Insurance revenue	7.5	9.1	6.8	9.8	7.0
Cash management fees	6.5	6.3	6.2	6.5	6.3
Brokerage commissions	3.4	3.0	2.8	3.2	3.2
Customer interest rate swap income, net	2.4	2.8	3.8	3.7	3.6
Bank-owned life insurance	1.9	0.8	1.5	1.2	2.0
Net gains on sales of residential mortgage loans	0.7	0.9	2.6	1.9	0.9
Net security gains (losses)	0.1	(15.7)	(6.0)	—	0.1
Other non-interest income	5.3	19.6	11.4	9.3	6.9

Total non-interest income	91.6	84.7	84.2	90.8	85.4

Non-interest expense:
Compensation and benefits	130.0	125.6	114.0	116.1	111.4
Occupancy and equipment	39.8	38.6	37.8	37.7	37.4
Professional and outside services	28.1	15.5	16.3	17.7	16.4
Regulatory assessments	9.9	9.6	10.4	9.9	9.2
Operating lease expense	8.7	8.8	8.3	9.7	9.1
Amortization of other acquisition-related intangible assets	7.9	6.3	6.2	5.8	5.8
Other non-interest expense	32.9	21.7	24.2	24.5	23.6

Total non-interest expense (1)	257.3	226.1	217.2	221.4	212.9

Income before income tax expense	102.1	102.8	106.1	106.3	102.5
Income tax expense	32.8	32.0	30.2	32.6	34.0

Net income	69.3	70.8	75.9	73.7	68.5
Preferred stock dividend	3.5	3.5	1.8	—	—

Net income available to common shareholders	$65.8	$67.3	$74.1	$73.7	$68.5

Basic and diluted earnings per common share	$0.19	$0.22	$0.24	$0.24	$0.23

(1)	Total non-interest expense includes $24.8 million, $1.2 million, $1.6 million and $3.1 million of non-operating expenses for the three months ended June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
	June 30,	June 30,
(in millions, except per common share data)	2017	2016
Interest and dividend income:
Commercial real estate	$193.9	$172.1
Commercial and industrial	138.7	123.1
Equipment financing	63.1	66.3
Residential mortgage	101.6	87.7
Home equity and other consumer	38.3	37.0

Total interest on loans	535.6	486.2
Securities	74.9	69.2
Loans held for sale	0.4	0.4
Short-term investments	1.6	0.7

Total interest and dividend income	612.5	556.5

Interest expense:
Deposits	58.0	50.6
Borrowings	16.2	10.3
Notes and debentures	14.8	15.5

Total interest expense	89.0	76.4

Net interest income	523.5	480.1
Provision for loan losses	11.5	20.5

Net interest income after provision for loan losses	512.0	459.6

Non-interest income:
Bank service charges	48.5	48.5
Investment management fees	32.3	22.5
Operating lease income	21.2	20.5
Commercial banking lending fees	19.7	17.3
Insurance revenue	16.6	16.3
Cash management fees	12.8	12.3
Brokerage commissions	6.4	6.2
Customer interest rate swap income, net	5.2	6.9
Bank-owned life insurance	2.7	3.0
Net gains on sales of residential mortgage loans	1.6	1.8
Net security (losses) gains	(15.6)	0.1
Other non-interest income	24.9	12.3

Total non-interest income	176.3	167.7

Non-interest expense:
Compensation and benefits	255.6	225.5
Occupancy and equipment	78.4	74.9
Professional and outside services	43.6	33.8
Regulatory assessments	19.5	17.2
Operating lease expense	17.5	18.3
Amortization of other acquisition-related intangible assets	14.2	11.6
Other non-interest expense	54.6	48.9

Total non-interest expense (1)	483.4	430.2

Income before income tax expense	204.9	197.1
Income tax expense	64.8	65.7

Net income	140.1	131.4
Preferred stock dividend	7.0	—

Net income available to common shareholders	$133.1	$131.4

Basic and diluted earnings per common share	$0.41	$0.43

(1)	Total non-interest expense includes $26.0 million of non-operating expenses for the six months ended June 30, 2017. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2017			March 31, 2017			June 30, 2016
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$354.8	$0.9	0.97%	$370.5	$0.7	0.81%	$297.8	$0.3	0.42%
Securities (2)	6,727.5	44.6	2.65	6,831.4	43.2	2.53	6,698.7	39.2	2.34
Loans:
Commercial real estate	11,371.4	105.3	3.70	10,189.7	88.6	3.48	9,997.0	85.3	3.41
Commercial and industrial	8,276.1	77.7	3.75	7,704.4	67.9	3.53	7,727.8	66.0	3.42
Equipment financing	2,924.8	31.5	4.31	2,980.8	31.6	4.24	2,981.4	33.0	4.43
Residential mortgage	6,693.3	52.4	3.14	6,374.8	49.6	3.11	5,679.9	44.0	3.10
Home equity and other consumer	2,134.8	19.9	3.73	2,105.4	18.4	3.50	2,172.5	18.4	3.38

Total loans	31,400.4	286.8	3.65	29,355.1	256.1	3.49	28,558.6	246.7	3.46

Total earning assets	38,482.7	$332.3	3.45%	36,557.0	$300.0	3.28%	35,555.1	$286.2	3.22%

Other assets	4,183.1			3,760.3			3,866.9

Total assets	$42,665.8			$40,317.3			$39,422.0

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,399.5	$—	—%	$6,435.0	$—	—%	$6,098.3	$—	—%
Savings, interest-bearing checking and money market	19,895.8	19.6	0.39	18,907.9	16.4	0.35	18,151.0	12.9	0.28
Time	4,728.7	11.3	0.96	4,580.3	10.7	0.93	4,830.1	12.5	1.04

Total deposits	32,024.0	30.9	0.39	29,923.2	27.1	0.36	29,079.4	25.4	0.35

Borrowings:
Federal Home Loan Bank advances	2,546.6	7.1	1.11	2,711.9	5.8	0.86	3,157.8	4.7	0.59
Federal funds purchased	625.2	1.6	1.04	607.5	1.2	0.78	421.5	0.5	0.48
Customer repurchase agreements	313.9	0.1	0.19	309.5	0.1	0.19	315.9	0.1	0.19
Other borrowings	16.0	0.1	1.43	79.9	0.2	0.78	—	—	—

Total borrowings	3,501.7	8.9	1.02	3,708.8	7.3	0.79	3,895.2	5.3	0.55

Notes and debentures	907.2	7.3	3.24	965.8	7.5	3.10	1,048.8	7.8	2.98

Total funding liabilities	36,432.9	$47.1	0.52%	34,597.8	$41.9	0.48%	34,023.4	$38.5	0.45%

Other liabilities	536.8			553.6			603.3

Total liabilities	36,969.7			35,151.4			34,626.7
Stockholders’ equity	5,696.1			5,165.9			4,795.3

Total liabilities and stockholders’ equity	$42,665.8			$40,317.3			$39,422.0

Net interest income/spread (3)		$285.2	2.93%		$258.1	2.80%		$247.7	2.77%

Net interest margin			2.96%			2.82%			2.79%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $10.3 million, $9.5 million and $7.7 million for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2017			June 30, 2016
Six months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$362.6	$1.6	0.89%	$322.8	$0.7	0.45%
Securities (2)	6,779.2	87.8	2.59	6,598.3	77.9	2.36
Loans:
Commercial real estate	10,783.8	193.9	3.60	9,997.3	172.1	3.44
Commercial and industrial	7,996.0	145.6	3.64	7,603.0	129.4	3.41
Equipment financing	2,948.5	63.1	4.28	2,966.6	66.3	4.47
Residential mortgage	6,534.9	102.0	3.12	5,610.1	88.1	3.14
Home equity and other consumer	2,120.2	38.3	3.62	2,182.1	37.0	3.39

Total loans	30,383.4	542.9	3.57	28,359.1	492.9	3.39

Total earning assets	37,525.2	$632.3	3.37%	35,280.2	$571.5	3.24%

Other assets	3,972.8			3,817.3

Total assets	$41,498.0			$39,097.5

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,919.9	$—	—%	$6,045.3	$—	—%
Savings, interest-bearing checking and money market	19,404.6	36.0	0.37	18,028.3	25.6	0.28
Time	4,654.9	22.0	0.95	4,826.8	25.0	1.04

Total deposits	30,979.4	58.0	0.37	28,900.4	50.6	0.35

Borrowings:
Federal Home Loan Bank advances	2,628.7	12.9	0.98	3,018.9	9.1	0.60
Federal funds purchased	616.4	2.8	0.91	407.7	0.9	0.46
Customer repurchase agreements	311.7	0.2	0.19	352.8	0.3	0.19
Other borrowings	47.8	0.3	0.89	—	—	—

Total borrowings	3,604.6	16.2	0.90	3,779.4	10.3	0.55

Notes and debentures	936.3	14.8	3.17	1,046.3	15.5	2.97

Total funding liabilities	35,520.3	$89.0	0.50%	33,726.1	$76.4	0.45%

Other liabilities	545.3			593.3

Total liabilities	36,065.6			34,319.4
Stockholders’ equity	5,432.4			4,778.1

Total liabilities and stockholders’ equity	$41,498.0			$39,097.5

Net interest income/spread (3)		$543.3	2.87%		$495.1	2.79%

Net interest margin			2.90%			2.81%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $19.8 million and $15.0 million for the six months ended June 30, 2017 and 2016, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, including an estimate of future credit losses, with no carryover of the respective portfolio’s historical allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2017	2017	2016	2016	2016
Originated non-performing loans:
Commercial:
Commercial real estate	$42.9	$23.4	$22.3	$23.4	$35.4
Commercial and industrial	40.2	47.4	41.5	40.0	34.7
Equipment financing	48.2	47.4	39.4	46.0	40.0

Total	131.3	118.2	103.2	109.4	110.1

Retail:
Residential mortgage	30.8	26.3	27.4	28.2	29.9
Home equity	15.8	15.2	17.4	16.5	17.4
Other consumer	—	—	—	—	—

Total	46.6	41.5	44.8	44.7	47.3

Total originated non-performing loans (1)	177.9	159.7	148.0	154.1	157.4

REO:
Residential	6.7	10.9	8.1	7.9	9.7
Commercial	4.3	4.1	4.0	11.2	3.3

Total REO	11.0	15.0	12.1	19.1	13.0

Repossessed assets	9.2	8.2	7.2	6.9	11.6

Total non-performing assets	$198.1	$182.9	$167.3	$180.1	$182.0

Acquired non-performing loans (contractual amount)	$26.4	$22.1	$24.7	$24.6	$25.5

Originated non-performing loans as a percentage of originated loans	0.60%	0.55%	0.51%	0.54%	0.56%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.67	0.63	0.57	0.63	0.64
Tangible stockholders’ equity and originated allowance for loan losses	5.65	5.57	5.19	5.98	6.14

(1)	Reported net of government guarantees totaling $4.2 million at June 30, 2017, $4.4 million at March 31, 2017, $13.1 million at December 31, 2016, $13.0 million at September 30, 2016 and $15.8 million at June 30, 2016.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Allowance for loan losses on originated loans:
Balance at beginning of period	$225.0	$223.0	$219.0	$213.0	$207.6
Charge-offs	(6.7)	(4.6)	(4.7)	(3.8)	(6.1)
Recoveries	1.8	2.2	1.0	1.4	1.0

Net loan charge-offs	(4.9)	(2.4)	(3.7)	(2.4)	(5.1)
Provision for loan losses	7.8	4.4	7.7	8.4	10.5

Balance at end of period	227.9	225.0	223.0	219.0	213.0

Allowance for loan losses on acquired loans:
Balance at beginning of period	6.3	6.3	7.3	7.4	7.9
Charge-offs	(1.9)	—	(1.0)	(0.1)	—
Provision for loan losses	(0.7)	—	—	—	(0.5)

Balance at end of period	3.7	6.3	6.3	7.3	7.4

Total allowance for loan losses	$231.6	$231.3	$229.3	$226.3	$220.4

Originated commercial allowance for loan loss as a percentage of originated commercial loans	0.94%	0.94%	0.95%	0.94%	0.92%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.35	0.36	0.30	0.30	0.30
Total originated allowance for loan losses as a percentage of:
Originated loans	0.77	0.77	0.77	0.76	0.75
Originated non-performing loans	128.1	140.9	150.6	142.0	135.3

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Commercial:
Commercial real estate	$1.2	$—	$0.9	$0.2	$(0.1)
Commercial and industrial	1.8	0.8	1.1	0.4	1.1
Equipment financing	2.7	0.5	1.3	1.3	2.1

Total	5.7	1.3	3.3	1.9	3.1

Retail:
Residential mortgage	0.1	0.1	—	0.4	0.7
Home equity	0.7	1.1	1.3	0.1	1.2
Other consumer	0.3	(0.1)	0.1	0.1	0.1

Total	1.1	1.1	1.4	0.6	2.0

Total net loan charge-offs	$6.8	$2.4	$4.7	$2.5	$5.1

Net loan charge-offs to average total loans (annualized)	0.09%	0.03%	0.06%	0.04%	0.07%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Effective in 2016, recurring writedowns of banking house assets and certain severance-related costs are no longer considered to be non-operating expenses. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2017	2017	2016	2016	2016	2017	2016
Total non-interest expense	$257.3	$226.1	$217.2	$221.4	$212.9	$483.4	$430.2

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(24.8)	(1.2)	(0.9)	(3.1)	—	(26.0)	—
Acquisition integration and other costs	—	—	(0.7)	—	—	—	—

Total	(24.8)	(1.2)	(1.6)	(3.1)	n/a	(26.0)	n/a

Operating non-interest expense	232.5	224.9	215.6	218.3	n/a	457.4	n/a

Operating lease expense	(8.7)	(8.8)	(8.3)	(9.7)	(9.1)	(17.5)	(18.3)
Amortization of other acquisition-related intangible assets	(7.9)	(6.3)	(6.2)	(5.8)	(5.8)	(14.2)	(11.6)
Other (1)	(0.4)	(1.8)	(0.6)	(1.8)	(1.8)	(2.2)	(3.3)

Total non-interest expense for efficiency ratio	$215.5	$208.0	$200.5	$201.0	$196.2	$423.5	$397.0

Net interest income (FTE basis)	$285.2	$258.1	$255.2	$254.2	$247.7	$543.3	$495.1
Total non-interest income	91.6	84.7	84.2	90.8	85.4	176.3	167.7

Total revenues	376.8	342.8	339.4	345.0	333.1	719.6	662.8
Adjustments:
Net security (gains) losses	(0.1)	15.7	6.0	—	(0.1)	15.6	(0.1)
Operating lease expense	(8.7)	(8.8)	(8.3)	(9.7)	(9.1)	(17.5)	(18.3)
BOLI FTE adjustment	1.0	0.4	0.7	0.6	1.0	1.4	1.5
Other (2)	—	0.2	0.2	(0.3)	—	0.2	(0.7)

Total revenues for efficiency ratio	$369.0	$350.3	$338.0	$335.6	$324.9	$719.3	$645.2

Efficiency ratio	58.4%	59.4%	59.3%	59.9%	60.4%	58.9%	61.5%

n/a	For both the three and six months ended June 30, 2016, no expenses were considered to be non-operating expenses. Accordingly, operating metrics were not applicable.
(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(2)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions, except per common share data)	2017	2017	2016	2016	2016	2017	2016
Net income available to common shareholders	$65.8	$67.3	$74.1	$73.7	$68.5	$133.1	$131.4

Adjustments to arrive at operating earnings:
Merger-related expenses	24.8	1.2	0.9	3.1	—	26.0	—
Acquisition integration and other costs	—	—	0.7	—	—	—	—

Total pre-tax adjustments	24.8	1.2	1.6	3.1	n/a	26.0	n/a
Tax effect	(8.0)	(0.4)	(0.6)	(1.0)	n/a	(8.4)	n/a

Total adjustments, net of tax	16.8	0.8	1.0	2.1	n/a	17.6	n/a

Operating earnings	$82.6	$68.1	$75.1	$75.8	n/a	$150.7	n/a

EPS, as reported	$0.19	$0.22	$0.24	$0.24	$0.23	$0.41	$0.43

Adjustments to arrive at operating EPS:
Merger-related expenses	0.05	—	—	0.01	—	0.05	—
Acquisition integration and other costs	—	—	—	—	—	—	—

Total adjustments per share	0.05	—	—	0.01	n/a	0.05	n/a

Operating EPS	$0.24	$0.22	$0.24	$0.25	n/a	$0.46	n/a

Average total assets	$42,666	$40,317	$40,623	$40,304	$39,422	$41,498	$39,098

Operating return on average assets (annualized)	0.77%	0.68%	0.74%	0.75%	n/a	0.73%	n/a

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2017	2017	2016	2016	2016	2017	2016
Operating earnings	$82.6	$68.1	$75.1	$75.8	n/a	$150.7	n/a

Average stockholders’ equity	$5,696	$5,166	$5,039	$4,841	$4,795	$5,432	$4,778
Less: Average preferred stock	244	244	165	—	—	244	—

Average common equity	5,452	4,922	4,874	4,841	4,795	5,188	4,778
Less: Average goodwill and average other acquisition-related intangible assets	2,415	2,134	2,094	2,073	2,079	2,275	2,082

Average tangible common equity	$3,037	$2,788	$2,780	$2,768	$2,716	$2,913	$2,696

Operating return on average tangible common equity (annualized)	10.9%	9.8%	10.8%	11.0%	n/a	10.3%	n/a

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2017	2017	2016	2016	2016	2017	2016
Common dividends paid	$58.3	$52.7	$51.7	$51.7	$51.7	$111.0	$102.4

Operating earnings	$82.6	$68.1	$75.1	$75.8	n/a	$150.7	n/a

Operating common dividend payout ratio	70.6%	77.3%	68.8%	68.2%	n/a	73.7%	n/a

n/a	For both the three and six months ended June 30, 2016, no expenses were considered to be non-operating expenses. Accordingly, operating metrics were not applicable.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

TANGIBLE COMMON EQUITY RATIO

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2017	2017	2016	2016	2016
Total stockholders’ equity	$5,704	$5,195	$5,142	$4,862	$4,830
Less: Preferred stock	244	244	244	—	—

Common equity	5,460	4,951	4,898	4,862	4,830
Less: Goodwill and other acquisition-related intangible assets	2,426	2,136	2,142	2,070	2,076

Tangible common equity	$3,034	$2,815	$2,756	$2,792	$2,754

Total assets	$43,023	$40,230	$40,610	$40,692	$40,150
Less: Goodwill and other acquisition-related intangible assets	2,426	2,136	2,142	2,070	2,076

Tangible assets	$40,597	$38,094	$38,468	$38,622	$38,074

Tangible common equity ratio	7.5%	7.4%	7.2%	7.2%	7.2%

TANGIBLE BOOK VALUE PER COMMON SHARE

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per common share data)	2017	2017	2016	2016	2016
Tangible common equity	$3,034	$2,815	$2,756	$2,792	$2,754

Common shares issued	433.34	406.43	405.00	400.13	399.74
Less: Shares classified as treasury shares	89.04	89.04	89.06	89.05	89.05
Unallocated ESOP shares	6.79	6.88	6.97	7.06	7.14

Common shares	337.51	310.51	308.97	304.02	303.55

Tangible book value per common share	$8.99	$9.07	$8.92	$9.18	$9.07